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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333-4833) of our report dated February 28, 1997, on our audits of the financial statements and financial statement schedules of Kimco Realty Corporation. We also consent to the reference to our Firm under the caption "Experts."

                                         /s/ Coopers & Lybrand L.L.P.
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                                        Coopers & Lybrand L.L.P.

New York, New York
October 6, 1997